Calculation of Filing Fee Tables
S-8
NRG ENERGY, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	5,000,000	$ 151.66	$ 758,300,000.00	0.0001381	$ 104,721.23
Total Offering Amounts:						$ 758,300,000.00		$ 104,721.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 104,721.23
Offering Note
[1]	1(a) The number of shares registered on the Registration Statement consists of shares of common stock, par value $0.01 per share ("Common Stock") of NRG Energy, Inc. a Delaware corporation (the "Registrant") reserved for issuance under the NRG Energy, Inc. 2026 Long-Term Incentive Plan (the "Plan"). 1(b) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any future stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Registrant's capital stock. 1(c) Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee. The price shown is based upon the average of the high and low sales prices reported for the Common Stock on the New York Stock Exchange on April 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources